MONACHIL CREDIT INCOME FUND (the “Fund”)

Supplement dated August 8, 2023

to the

Fund’s Prospectus and Statement of Additional Information

each dated May 1, 2023

(the “Prospectus” and “Statement of Additional Information”)

Portfolio Managers

Chris Pryor no longer serves as a portfolio manager of the Fund. Accordingly, all references to, and information regarding, Mr. Pryor in the Prospectus and Statement of Additional Information are deleted in their entirety. Ali Meli remains the portfolio manager of the Fund.

Investors Should Retain this Supplement for Future Reference